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                                                                   Exhibit 10.10

                         TRANSITION SUPPORT AGREEMENT

     This Transition Support Agreement (this "Agreement") is made and entered into as of this 4 day of November, 1999 ("Effective Date") by Spider Technologies, Inc., a Delaware corporation ("Company"), and Intek Information, Inc., a Delaware corporation ("Provider"). Capitalized terms not defined herein have the meaning specified in the Separation Agreement between the parties of even date herewith (the "Separation Agreement").

     WHEREAS, pursuant to this Agreement, Intek has agreed to provide, as appropriate, certain administrative and other services for a limited period of time to facilitate the Company's operation of the business acquired from Provider (the "TelWeb Business") pursuant to the Separation Agreement and the Related Agreements;

     WHEREAS, this Agreement is one of the Related Agreements referred to in the Separation Agreement; and

     WHEREAS, the obligations of the parties to consummate the transactions contemplated by the Separation Agreement was conditioned on, among other things, the execution and delivery of this Agreement by the parties.

     NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties agree as follows:

     1.   Operational Support.  Provider shall render to Company during the term
          -------------------
of this Agreement the support services, as described on the attached Exhibit A
                                                                     ---------
(the "Support Services") on the terms and conditions set forth in this Agreement and in the attached exhibits. Provider agrees to use its best efforts and due care to maintain substantially the same level and quality of such support services that it rendered for itself while it was operating the TelWeb Business, and to cooperate with Company in the rendition of the Support Services.

     Company may request Provider from time to time to render support services that are not described in, or contemplated by, the attached Exhibit A. Provider
                                                            ---------
and Company shall arrange a mutually convenient time to meet and discuss, in good faith, the proposed additional support services and the fees payable for those additional support services. (Any additional support services that Provider agrees to provide to Company pursuant to this section then will constitute part of the "Support Services" for purposes of this Agreement.) If Provider agrees to render additional support services requested by Company, Provider shall modify Exhibits A and B accordingly and the rendition of, and
                      ----------     -
payment for, those support services will begin as of the date Provider and Company select. If Provider declines to render additional support services requested by Company notwithstanding its discussions with Company, the Support Services rendered by Provider will remain the same as they were immediately before Company's request.

     2.   Payroll Support Services.  Company authorizes Provider to withhold the
          ------------------------
appropriate amounts for each employee for state and federal taxes, social security, employee benefits and any other purposes of which Provider advises Company. Provider shall deposit and remit to the appropriate tax jurisdiction returns for each of the following: state income tax withholdings, state unemployment, and unemployment compensation tax. Provider shall prepare applicable federal and state quarterly and year end reports. Company shall execute documents as Provider requests to authorize Provider to receive copies of notices, correspondence and transcripts regarding employment tax returns Provider prepares.

     3.   Fees For Support Services.  Company shall pay a monthly fee, plus any
          -------------------------
applicable sales or use taxes incurred or payable by Provider, for the Support Services in accordance with the schedule of fees for the Support Services that is attached as Exhibit B (the "Fee Schedule"), whether or not a particular
               ---------
Support Service is rendered by Provider or used by Company during any given month so long as the particular Support Service is available for Company's use during that period of time and subject to Company's right to terminate a particular Support Service as provided in this section. Provider and the Company will amend Exhibit B from time to time to reflect any additional support services that Provider agrees to render pursuant to Section 1. In addition, Company shall reimburse Provider for all pre-approved out-of-pocket expenses (the nature of which are described and identified on the attached Exhibit D)
                                                                  ---------
that are incurred by Provider (or the agents, officers, directors, employees, or representatives of Provider, if any) during any given month in connection with the rendition of the Support Services.

     The payment by Company for the rendition of the Support Services during any given month shall constitute conclusive evidence that the Support Services were satisfactory to Company, unless Company notifies Provider of any objection to the Support Services rendered within 30 days of the date payment for those Support Services is received by Provider. If Company notifies Provider within the foregoing 30 day period of any reasonable objection that Company has as to the quality of the Support Services, or the manner in which Support Services were rendered, Provider shall cure any such objection as soon as reasonably practicable, but in no event more than 30 days from the date of Company's notice of objection. Additionally, Provider shall make reasonable efforts to alleviate any written objections that Company has as to the quality of the Support Services, or manner in which the Support Services are rendered in the future. However, this paragraph does not expand Provider's responsibilities beyond those set forth in the second sentence of the first paragraph of Section 1.

     If this Agreement is terminated in accordance with Section 9 on a day other than the last day of a month, the monthly fee for the Support Services will be pro rated based on the number of days in the month on and before, and the number of days in the month after, the day when this Agreement is terminated. Company shall reimburse and pay to Provider all out-of-pocket expenses incurred

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(whether or not yet billed by or to Provider) by Provider pursuant to this
Agreement up to and including the day of termination.

     4.   Payment for Support Services.  By the twentieth (20/th/) day of each
          ----------------------------
month, Provider shall send to Company an invoice for fees payable for the Support Services for the preceding month, accompanied by a statement of the out-of-pocket expenses incurred by Provider during the previous month in connection with the rendition of the Support Services. The monthly invoice of fees and expenses is due and payable upon its receipt by Company, and a late charge of ten percent (10%) per annum is payable by Company to Provider, on demand, on any statement balance that is not paid within twenty (20) days of the fee statement date. Upon request, Provider shall submit to Company appropriate evidence and itemization of any out-of-pocket expenses listed on the monthly invoice of fees and expenses.

     Notwithstanding any other provision of this Agreement, in the event that Company determines, in its sole discretion, that it desires to cease to receive any one or more of the Support Services, Company shall so notify Provider, describing the Support Services to be terminated and the effective date of termination of the described Support Services which shall be at least forty-five
(45) days after the date of the notice. Upon such effective date, the monthly fees payable under this Agreement shall be appropriately reduced with respect to each type of category of Services that has been terminated, which reductions shall be prorated for the number of days remaining in such month.

     5.   Shared Executives.  As of the Effective Time, the marketing and sales
          -----------------
executives of Intek listed on Exhibit C ("Shared Executives") shall allocate a
                              ---------   -----------------
specified percentage of their time to Company ("Spider Time").  The Shared
                                                -----------
Executives shall remain employees of Provider and thus shall be paid their salary by Provider and receive their benefits directly from Provider. Company shall reimburse Provider for the Shared Executives' out-of-pocket travel and entertainment expenses while performing work for Company, so long as those expenses and documentation thereof are in accordance with Company's policies as reported by Company to Provider from time to time. If Provider finds those policies unreasonable, Provider and Company will arrange for direct payment by Company of all expenses. By the twentieth (20/th/) day of each month, Provider shall send to Company an invoice for monthly aggregate charges for the Shared Executives ("Aggregate Charges") which shall equal one-twelfth (1/12) of the aggregate of each Shared Executive's fully loaded total annual cost of employment including salary, benefits and overhead (but excluding stock options or stock grants) to Provider multiplied by the Spider Time provided on
Exhibit C.  On a quarterly basis beginning January 1, 2000, Provider and Company
---------
shall review the Spider Time and if the actual costs for salary, benefits and overhead on an aggregate basis for the Shared Executives are more or less than ten percent (10%) of the Allocated Charges, the Allocated Charges shall be appropriately adjusted to reflect the actual costs.

     Nothing in this Agreement requires the Company to retain any Shared Executives in the service of Intek or hire a person to perform the services of any Shared Executive who is no longer a Company Employee.

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

     6.   Term.  This Agreement shall commence on the Effective Date and
          ----
continue in effect until one year from the Effective Date ("Initial Expiration
                                                            ------------------
Date"), unless renewed or earlier terminated in accordance with this Agreement.
----
This Agreement will renew automatically for one additional term of three months, unless Company notifies Provider at least forty-five (45) days before the Initial Expiration Date, of its intent not to renew this Agreement. All references in this Agreement to the "term of this Agreement" include a renewal term. Notwithstanding the expiration of this Agreement pursuant to this section, the duties, obligations, and responsibilities of Company and Provider (and the agents, officers, directors, employees, subcontractors, and representatives of Company and Provider, if any) under Sections 7, 8, and 10 will survive following the expiration of this Agreement.

     7.   Relationship Between Parties.  The relationship between Company and
          ----------------------------
Provider created by this Agreement is that of an independent contractor, and nothing in this Agreement, whether express or implied, shall be deemed to create an association, partnership, joint venture, or employee-employer relationship between Company and Provider. By virtue of this Agreement, no agent, officer, director, employee, or, representative of Company is, will be, or will be deemed to be, an agent, officer, director, employee, or representative of Provider. Company shall not have the right to make any contracts or commitments for, or on behalf of, Provider without Provider's prior written approval. Conversely, no agent, officer, director, employee, or representative of Provider is, will be, or will be deemed to be, an agent, officer, director, employee, or representative of Company. Provider shall not have the right to make any contracts or commitments for, or on behalf of, Company without Company's prior written approval.

     8.   Indemnification.
          ---------------

          8.1  Indemnification of Provider.  Company shall indemnify Provider,
               ---------------------------
its subsidiaries and their respective agents, officers, directors, employees, owners, and representatives from any cost, loss, expense, or liability incurred by Provider or its subsidiaries, or their respective agents, officers, director, employees, owners, or representatives arising out of a breach of any covenant made or to be performed by Company or its subsidiaries, or their respective agents, officers, directors, employees, owners, or representatives pursuant to this Agreement.

          8.2  Indemnification of Company.  Provider shall indemnify Company,
               --------------------------
its subsidiaries and their respective agents, officers, directors, employees, owners and representatives from any cost, loss, expense, or liability incurred by Company, or its subsidiaries or their respective agents, officers, directors, employees, owners or representatives arising out of a breach of any covenant made or to be performed by Provider pursuant to this Agreement.

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     9.   Termination of Agreement.
          ------------------------

          9.1  Termination by Provider.  Provider unilaterally may terminate
               -----------------------
this Agreement before the expiration of its stated term, without further liability or obligation to Company, if any of the following events occurs:

          (a) Company defaults under any of its monetary obligations under this Agreement and does not cure such default within twenty (20) days of notice of such default, or fails to undertake reasonable steps to cure any nonmonetary default under this Agreement within five (5) days after it receives notice from Provider of any such default (and fails to cure any such non-monetary default within twenty (20) days following the effective date of the notice of default);

          (b) The initiation of an action or proceeding for the dissolution, termination, or liquidation of Company;

          (c) Company sells, leases, exchanges, distributes, liquidates, or otherwise transfers all or substantially all its assets;

          (d) Thirty (30) days following the closing of a public offering of the Company's stock registered pursuant to the Securities Act of 1933, as amended; or

          (e) Company files (or a creditor files against Company) a petition seeking relief or reorganization under any bankruptcy, insolvency, or debtor relief law or gives notice to any creditor of a proposed general assignment for the benefit of its creditors; or a trustee, receiver, or custodian is appointed for Company generally or for all or substantially all its assets.

     Termination of this Agreement in accordance with subsections (a) through
(e) above will be effective, unless otherwise provided, when notice of termination is given to Company. If this Agreement is terminated in accordance with this Section, neither party to this Agreement will have any additional right or obligation with respect to the other party to this Agreement, except Company shall remain liable and pay for the services rendered and costs incurred by Provider to Company pursuant to this Agreement through the effective date of termination and additionally, the duties, liabilities, obligations, and responsibilities of the respective parties set forth in Sections 7, 8, and 10 will survive following the termination of this Agreement.

          9.2  Termination by Company.  Company unilaterally may terminate this
               ----------------------
Agreement before the expiration of its stated term, without further liability or obligation to Provider, if any of the following events occurs:

          (a) Provider defaults under any of its monetary obligations under this Agreement and does not cure such default within ten (10) days of notice of such default, or fails to undertake reasonable steps to cure any non-monetary default under this Agreement within five (5) days after

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it receives notice from Company of any such default (and fails to cure any such nonmonetary default within fifteen (15) days);

          (b) The initiation of an action or proceeding for the dissolution, termination, or liquidation of Provider;

          (c) Provider sells, leases, exchanges, distributes, liquidates, or otherwise transfers all or substantially all its assets;

          (d) Thirty (30) days following the closing of a public offering of the Provider's stock registered pursuant to the Securities Act of 1933, as amended;

          (e) Provider files (or a creditor files against Provider) a petition seeking relief or reorganization under any bankruptcy, insolvency, or debtor relief law or gives notice to any creditor of a proposed general assignment for the benefit of its creditors; or a trustee, receiver, or custodian is appointed for Provider generally or for all or substantially all its assets; or

          (f) At any time upon sixty (60) days prior written notice by Company to Provider of its intent to terminate this Agreement.

     Termination of this Agreement in accordance with subsections (a) through
(f) above will be effective, unless otherwise provided, when notice of termination is given to Provider. If this Agreement is terminated in accordance with this Section, neither party to this Agreement will have any additional right or obligation with respect to the other party to this Agreement, except Company shall remain liable and pay for the services rendered and costs incurred by Company to Provider pursuant to this Agreement through the effective date of termination and, additionally, the duties, liabilities, obligations, and responsibilities of the respective parties set forth in Sections 7, 8 and 10 will survive following the termination of this Agreement.

     10.  Miscellaneous.
          -------------

          10.1. Entire Agreement.  This Agreement and the other writings
                ----------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          10.2. Waiver and Modification.  An extension, amendment,
                -----------------------
modification, cancellation, or termination of this Agreement will be valid and effective only if it is in writing and signed by each party to this Agreement. In addition, a waiver of any duty, obligation, or responsibility of a party under this Agreement will be valid and effective only if it is evidenced by writing signed by, or on behalf of, the party against whom the waiver or discharge is sought to be

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

enforced. The waiver by either party of a breach of a provision of this Agreement will not constitute as waiver of a succeeding breach of the provision or a waiver of the provision itself.

          10.3. Notices.   All notices, requests, consents and other
                -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be) or such other address as may hereafter be designated in writing by such party to the other parties:

               if to the Provider, to:

               Intek Information, Inc.
               5619 DTC Parkway, 12/th/ Floor
               Englewood, CO 80111
               Telecopy:  (303) 323-4213
               Attention: Chief Executive Officer

               with a copy to:

               Chrisman, Bynum & Johnson, P.C.
               1900 Fifteenth Street
               Boulder, Colorado  80302
               Telecopy:  (303) 449-5426
               Attention: G. James Williams, Jr.

               if to the Company, to:

               Spider Technologies, Inc.
               5619 DTC Parkway, 12/th/ Floor
               Englewood, CO 80111
               Telecopy:  (303) 323-4213
               Attention: Chief Executive Officer

               with a copy to:

               E* Law Group
               3555 West 110/th/ Place
               Westminster, CO  80031
               Telecopy:  (303) 410-0468
               Attention: Jeremy W. Makarechian


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

     IN WITNESS WHEREOF, the parties hereto have executed this Transition Support Agreement as of the date first above written.

PROVIDER:                INTEK INFORMATION, INC.



                         By:  /S/ TIMOTHY C. O'CROWLEY
                            ----------------------------------
                         Its: Chairman/CEO
                             ---------------------------------



COMPANY:                 SPIDER TECHNOLOGIES, INC.


                         By:  /S/ TIMOTHY C. O'CROWLEY
                            ----------------------------------
                         Its:_________________________________

                                   EXHIBIT A

                               SUPPORT SERVICES

Finance and Accounting.  Provider shall provide to Company the following types
----------------------
of finance and accounting services that it rendered for itself while it was operating the TelWeb Business: financial accounting, tax accounting, payroll services, cash and treasury management, corporate secretarial services and strategic planning and development. Such services include the following:

     (1)  Financial Reporting

          (a) Preparation of quarterly and annual financial statements and compliance reporting for credit, regulatory and other purposes

          (b) Preparation of financial projections

     (2)  Operations

          (a) Administration of computerized accounting systems

              (i)   General ledger

              (ii)  Fixed assets

              (iii) Accounts payable

              (iv)  Expense budgets

          (b) Accounts payable and receivable processing

          (c) Assistance in development of accounting policies and procedures

     (3)  Tax

          (a) Preparation and filing of income and franchise returns and reports

              (i) Preparation and filing of sale and use tax returns, refund claims and reports

              (ii) Consultation, review and maintenance of income, franchise and sales and use tax audits

     (4)  Treasury

          (a) Initiation of electronic transfers

          (b) Analysis of cash requirements and positioning of cash

          (c) Investment of surplus funds

          (d) Preparation of management/accounting reports

          (e) Review of account analysis statements

          (f) Execution of foreign currency transactions

The following types of services are not included: preparation of audited financial statements and other non-standard finance and accounting services.

Human Resources.  Provider shall provide to Company the following types of human
---------------
resource services that it rendered for itself while it was operating the TelWeb
Business:    human resource administration, benefits planning and
administration, communication plans, and strategic planning and development. Such services include the following:

     (1)  Administration of employee benefits

          (a) Enrollment

          (b) Interface with payroll department

          (c) Pension (but not serving as trustee)

          (d) Long term disability

          (e) Medical and dental claims

          (f) Life insurance

     (2)  Preparation and filing of regulatory reports related to benefit plans

     (3)  Assistance with recruitment

     (4)  Consultation regarding labor relations and other employment matters

     (5) Assistance in the development of human resources policies and procedures

The following types of services are not included: administration of retirement benefit plans presently done by outside services, employment and benefit related disputes, and other non-standard human resource services.

Insurance and Risk Management
-----------------------------

     (1) Negotiation and procurement of insurance (including property, business interruption, boiler and machinery, workers' compensation, employer liability, general liability, auto, excess liability, and crime)

     (2)  Claims management of workers' compensation and other losses

     (3)  Support regarding insurance and exposure issues

                                   EXHIBIT B

                                 FEE SCHEDULE

Finance and Accounting; Insurance and Risk Management.  Seventy-Five Thousand
-----------------------------------------------------
Dollars ($75,000) annually shall be paid in monthly installments of Six Thousand Two Hundred Fifty Dollars ($6,250) beginning October 1, 1999 and thereafter.

Human Resources.  Fifty Thousand Dollars ($50,000) annually shall be paid in
---------------
monthly installments of Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67).


If the aggregate level of services required by the Company from Provider exceeds 140% of the level of services that would have been predicted based upon the financial forecasts of the Company delivered to Provider by the Company prior to the date hereof, the Company and Provider will mutually agree to appropriate adjustments in compensation. This provision is intended to address unpredicted growth at the Company by acquisition or otherwise.

                                   EXHIBIT C

                           LIST OF SHARED EXECUTIVES


                                              Percentage of Time
          Shared Executive                     Devoted to Spider
          ----------------                    -------------------

          Timothy Hardin                               5%
          Patrick O'Neal                              20%
          Frank Richards                              15%
          Mark Sherman                                67%

In addition, Timothy O'Crowley shall enter into an employment agreement with Spider which will specify his arrangements with Spider, and Paul Tartre's and Jayme Guardiano's shared time is addressed in the Sublease and Resource Sharing Agreement.

                                   EXHIBIT D

                            OUT-OF-POCKET EXPENSES

Delivery cost related to the Support Services.

Hourly charges of third party consultants and advisors agreed to in writing by the parties.

Insurance expenses of the Company if advanced by the Provider.

Other expenses agreed to in writing by the parties.